EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

CRESTVIEW CAPITAL MASTER, LLC, CRESTVIEW CAPITAL PARTNERS, LLC, DILLON CAPITAL, INC., STEWART FLINK and ROBERT HOYT agree that the Schedule 13D (Amendment No.
2) to which this Agreement is attached, and all future amendments to such Schedule13D, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-1(k)(1) under the Securities Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

February 23, 2006

CRESTVIEW CAPITAL MASTER, LLC


By:      /s/ Robert Hoyt
         ----------------
         Name: Robert Hoyt
         Title: Member


CRESTVIEW CAPITAL PARTNERS, LLC


By:      /s/ Robert Hoyt
         ----------------
         Name: Robert Hoyt
         Title: Member


DILLON CAPITAL, INC.


By:      /s/ Stewart Flink
         -----------------
         Name: Stewart Flink
         Title: President


By:      /s/ Stewart Flink
         -----------------
         Stewart Flink


By:      /s/ Robert Hoyt
         ----------------
         Robert Hoyt